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EXHIBIT 23.4--CONSENT OF BINGHAM SUMMERS WELSH & SPILMAN



         We hereby consent to the use in this Registration Statement of our opinions as filed as Exhibit 8 and to the reference to us under the heading "Legal Matters" in the Proxy Statement-Prospectus.




                                                 BINGHAM SUMMERS WELSH & SPILMAN

Indianapolis, Indiana
June 1, 1995